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                                                                  Exhibit (e)(4)


                         CERTIFICATE OF INCORPORATION OF
                         ENDOSONICS DELAWARE CORPORATION


         FIRST: The name of this corporation is Endosonics Delaware Corporation.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L 100, Dover, Delaware 19901, City of Dover, County of Kent, and the name of its registered agent at the address is The Prentice-Hall Corporation System, Inc.

         THIRD: The name and mailing address of the incorporator of the corporation is:

                   Michael R. Henson
                   Endosonics Delaware Corporation
                   6616 Owens Drive
                   Pleasanton, California 94588

         FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law Of Delaware.

         FIFTH: The corporation is authorized to issue 30,000,000 shares, 25,000,000 of which are designated "Common Stock," $0.001 par value, and 5,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privilege and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the corporation; provided, however, that any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding Article 3, Section 3.2 of the Bylaws of the corporation shall require a resolution adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the directors. Any
Bylaws amendment adopted by the stockholders increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding
Article 3, Section 3.2 of the Bylaws of the corporation shall require the approval of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.
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         SEVENTH: The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors. Any director or the entire Board of Directors may be removed from office by the stockholders of the corporation only for cause.

         EIGHTH: No stockholder will be permitted to cumulate votes in any election of directors.

         NINTH: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time upon the request in writing of a majority of the Board of Directors or by the Chairman of the Board or President of the corporation. Any such request shall state the purpose or purposes of the proposed meeting. As soon as reasonably practicable after receipt of such a request, written notice of such meeting, stating the place, date (which shall be sixty (60) days from the date of the notice) and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting. Special meetings may not be called other than as provided in this ARTICLE NINTH.

         TENTH: Stockholders of the corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws. Stockholders may not take any action by written consent in lieu of a meeting. Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, TENTH, TWELFTH and this ARTICLE ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds (66-2/3%) of the total voting powers of all outstanding shares of stock of this corporation entitled to vote thereon, unless such amendment or repeal has been previously approved by the vote of not less than sixty-six and two-thirds (66-2/3%) of the members of the Board of Directors, in which case those Articles of this Certificate of Incorporation may be so amended or repealed by a vote of not less than a majority of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

         TWELFTH: A director of the corporation shall not be personally liable to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach



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to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this ARTICLE TWELFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         THIRTEENTH: Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         THE UNDERSIGNED, being the incorporator hereinbefore names, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set may hand this ___ day of August, 1992.



                                       /s/ Michael R. Henson
                                       -----------------------------------
                                       Michael R. Henson




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                              CERTIFICATE OF MERGER

                                       OF

                             ENDOSONICS CORPORATION

                            a California corporation

                                      INTO

                         ENDOSONICS DELAWARE CORPORATION

                             a Delaware corporation

              The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware

              DOES HEREBY CERTIFY THAT:

              FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

              Name                      State of Incorporation
              ----                      ----------------------

Endosonics Corporation                      California
Endosonics Delaware Corporation             Delaware

              SECOND: An Agreement and Plan of Merger dated as of September 11, 1992 (the "Agreement of Merger") between Endosonics corporation ("Endosonics California") and Endosonics Delaware Corporation ("Endosonics Delaware") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

              THIRD: The name of the surviving corporation is Endosonics
Delaware.

              FOURTH: The Certificate of Incorporation of Endosonics Delaware shall be the Certificate of incorporation of the surviving corporation without change or amendment until further amended in accordance with applicable law, except that Article First of the Certificate of Incorporation of Endosonics Delaware shall be amended to read in full as follows:

                     "FIRST: The name of this corporation is Endosonics Corporation."

              FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 6616 Ovens Drive, Pleasanton, California 94588.
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              SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

              SEVENTH: The authorized capital stock of Endosonics California consists of (a) 26,000,000 shares of Common Stock, of which 9,028,093 shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, none of which are issued and outstanding.

              IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, Endosonics Delaware Corporation, and attested to by its officers thereunto duly authorized.

Dated: September 23, 1992                   ENDOSONICS DELAWARE CORPORATION



                                            By:   /s/Michael R. Henson
                                               --------------------------------
                                               Name:  Michael R Henson
                                               Title: President and Chief
                                                      Executive Officer

Attest:   /s/ Edward. Leonard
       ---------------------------
       Name:  Edward M. Leonard
       Title:    Secretary



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